EXHIBIT 10.1

Execution

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”), dated as of January 14, 2019 is entered into between Golden Entertainment, Inc., a Minnesota corporation (the “Company”), and the Stockholders (including the Designated Stockholders), set forth on Exhibit A hereto (each, a “Stockholder” and collectively, the “Stockholders”).  The Stockholders and the Company are each a “Party” and collectively the “Parties”.

WHEREAS, Marnell Gaming, LLC, a Nevada limited liability company (“Marnell Gaming”), owned all of the issued and outstanding membership interests of Colorado Belle Gaming, LLC, a Nevada limited liability company (“Colorado Belle”), and Edgewater Gaming, LLC, a Nevada limited liability company (“Edgewater” and together with Colorado Belle, the “Subsidiaries”);

WHEREAS, Marnell Gaming and the Company entered into a Membership Interest Purchase Agreement, dated as of July 14, 2018 (the “MIPA”), pursuant to which (and subject to the terms and conditions thereof), amongst other things, Golden Casinos Nevada, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company purchased all of the issued and outstanding membership interests of the Subsidiaries and Marnell Gaming received the right to receive a certain number of shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”);

WHEREAS, Marnell Gaming assigned its right to receive the Company Common Stock directly and indirectly to the Stockholders pursuant to an Assignment and Agreement To Be Bound, dated as of January 14, 2019 (the “Assignment Agreement”); and

WHEREAS this Agreement was an integral part of Marnell Gaming’s and the Company’s willingness to enter into the MIPA.

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and subject to the conditions set forth herein, the Parties agree as follows:

1.Board Observer.  Subject to the Stockholder Designee’s (as defined below) execution and delivery of a confidentiality agreement in form and substance reasonably acceptable to the Company and the Stockholder Designee, effective as of the day following the Closing and ending on the date following the Company’s 2019 annual meeting (the “2019 Annual Meeting”), the Board of Directors of the Company (the “Board”) shall permit Anthony A. Marnell III (the “Stockholder Designee”) to attend all meetings of the Board (including telephonic meetings) and any committee thereof in a nonvoting observer capacity.  In connection therewith, the Board or the Company shall give the Stockholder Designee copies of all notices, minutes, consents, and other materials that it provides to members of the Board or any committee thereof substantially concurrently therewith.  Notwithstanding the foregoing, the Company may withhold any information and exclude the Stockholder Designee from any such meeting or portion thereof, including closed and/or executive sessions, if the Board determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or under circumstances that present an actual or potential conflict of interest.  Upon reasonable notice and at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, the Stockholder Designee may address the Board with respect to the Stockholder Designee’s concerns regarding significant business issues facing the Company.  For the avoidance of doubt, the designation of the Stockholder Designee is a right, and not an obligation, of the Stockholders.

2.Nomination Rights.

(a)So long as the Stockholder Designee meets the Designee Qualifications (as defined below), the Company shall, to the fullest extent permitted by Law, include the Stockholder Designee in the slate of nominees recommended by the Board at the 2019 Annual Meeting.

(b)The Stockholder Designee shall, at the time of his nomination as a director of the Company (a “Director”) and at all times thereafter until he ceases to serve as a Director:

(i)meet and comply with any and all policies, procedures, processes, codes, rules, standards and guidelines of the Company applicable to all non-employee Directors, including the Company’s code of business conduct and ethics, securities trading policies and corporate governance guidelines;

(ii)not be involved in any of the events enumerated in Item 2(d) or Item 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K, in each case, during the applicable time period set forth therein;

(iii)not be subject to any order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company;

(iv)not be an employee, officer, or director or, or consultant to, or be receiving any compensation or benefits from, any competitor of the Company except (A) as otherwise agreed to by the Corporate Governance Committee of the Board (the “Corporate Governance Committee”) and (B) for any such role with or compensation from Marnell Gaming or its Affiliates; and

(v)have demonstrated good judgment, character and integrity in his personal and professional dealings and have relevant financial, investment, management and/or business experience, qualification and background for purposes of serving as a Director, each as determined by the Corporate Governance Committee acting in good faith (the requirements being set forth in this Section 2(b) being referred to, collectively, as the “Designee Qualifications”, which the Company represents are and will continue to be equally applicable (other than clause (B) of subsection (iv)) to all Directors and candidates therefor when and as applicable to the Stockholder Designee).

(c)The Stockholder Designee, as a condition to his initial election to the Board and any re-nomination for election to the Board, must be willing to be interviewed by the Corporate Governance Committee on the same basis as any other candidate for appointment or election or re-election to the Board and must be reasonably satisfactory to the Corporate Governance Committee acting in good faith.  The Stockholders, in their capacity as stockholders of the Company, and the Stockholder Designee shall deliver such questionnaires and otherwise provide such information as are reasonably requested by the Company in connection with assessing the qualification, independence and other criteria applicable to Directors, or required to be or customarily provided by directors, candidates for director, and their Affiliates and representatives for inclusion in a proxy statement or other filings required by applicable Law and the rules of the NASDAQ Stock Market, in each case, to substantially the same extent requested or required of other candidates for appointment, election or re-election to the Board after the date hereof.

3.Transfer Restrictions.

(a)From the date hereof until the earlier of (i) the date of the 2019 Annual Meeting, or (ii) the date eight (8) months following the date hereof (the “Restricted Period”), the Designated Stockholders (as identified on Exhibit A hereto) shall not, directly or indirectly, by operation of Law, contract or otherwise, (i) sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in the Restricted Shares, (ii) engage in any hedging, swap, forward contract or other similar transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of beneficial ownership of, or a pecuniary interest in, the Restricted Shares, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Restricted Shares, or (iii) enter into a short sale of, or trade in, derivative securities representing the right to vote or economic benefits of, the Restricted Shares (clauses (i)-(iii), a “Transfer”), other than, in each case, pursuant to a Permitted Transfer (as defined below).

(b)“Permitted Transfer” means:

(i)a Transfer that has been approved in advance by a majority of the disinterested members of the Board or a duly-authorized committee thereof;

(ii)a Transfer in connection with any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, tender offer, exchange offer or other similar transaction) that would result in any Person beneficially owning more than fifty percent (50%) of the total outstanding shares of Company Common Stock approved by the Board or a duly-authorized committee thereof (including if the Board or such committee (A) recommends that the Company’s stockholders tender in response to a tender or exchange offer or (B) does not recommend that the Company’s stockholders reject any such tender or exchange offer within the ten (10) business day period specified in Rule 14e-2(a) under the Exchange Act); or

(iii)a Transfer to a direct or indirect equityholder of a Designated Stockholder; provided that, prior to such Transfer, such transferee shall have agreed in writing with the Company, in a form reasonably acceptable to the Company, to be bound by this Section 3 (a “Permitted Transferee” and, together with the Designated Stockholders, the “Holders”).

(c)“Restricted Shares” means the Issued Shares held by the Designated Stockholders, as set forth on Exhibit A hereto.

(d)Following the Restricted Period, the Holders shall be free to Transfer any Restricted Shares.

(e)Any Transfer or attempted Transfer of Restricted Shares in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

(f)The certificates or book-entry position representing the Issued Shares will bear or reflect, as applicable, legends substantially similar to the following:

“THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.”

Additionally, for so long as a Holder of the Issued Shares is subject to any transfer restrictions set forth in this Agreement or the other Transaction Documents, the certificates or book-entry position representing such Holder’s Issued Shares will bear or reflect a legend substantially similar to the following:

“THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 14, 2019, BETWEEN GOLDEN ENTERTAINMENT, INC., A MINNESOTA CORPORATION, AND THE SIGNATORIES THERETO, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

Notwithstanding the foregoing, upon the request of a Holder, (i) in connection with any Transfer of Restricted Shares after the Restricted Period (including in a public offering), the Company shall promptly cause the first and second paragraphs of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer, (ii) following receipt by the Company of an opinion of counsel to the Company to the effect that such legend (or notation) may be lifted in connection with the Transfer of Issued Shares, the Company shall promptly cause the first paragraph of the legend (or notation) to be removed from any Issued Shares to be Transferred in accordance with the terms of this Agreement, and (iii) to the extent the first and second paragraphs of the legend (or notation) would be removed pursuant to this paragraph in connection with any Transfer of Issued Shares, the Company shall use its reasonable best efforts to cause such Issued Shares to be registered in the name of The Depository Trust Company’s nominee.

(g)	Any Transfers of Issued Shares by the Holders (including Permitted Transfers) shall be subject to all mandatory Gaming-related Laws and permits (relating to the Transfer of Issued

Shares) applicable to the Holders, the transferee, or the Company in those jurisdictions in which the Company or its subsidiaries then conduct Gaming Activities.

4.Registration Rights.

(a)From and after the date hereof (or, with respect to Restricted Shares, from and after the expiration of the Restricted Period), if the Company (i) proposes to file a registration statement under the Securities Act with respect to a primary offering of any Company Common Stock (except pursuant to registrations on Form S-4 or any successor form, or on Form S-8 or any successor form) on a form that would permit registration of Registrable Shares (as defined below) for sale to the public under the Securities Act or (ii) proposes to file an initial prospectus supplement to a registration statement with respect to a primary offering of Company Common Stock on a form that would permit registration of Registrable Shares for sale to the public under the Securities Act in connection with filing such prospectus supplement, then the Company shall give written notice of such proposed filing to the Stockholder Designee not less than twenty one (21) days before the anticipated filing date, describing in reasonable detail the proposed offering (including the number and class of securities proposed to be offered, the proposed date of filing of such registration statement or prospectus supplement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the proposed maximum offering price of such securities as such price is proposed to appear on the facing page of such registration statement or prospectus supplement), and offering the Holders the opportunity to register and offer such number of Registrable Shares of the same class as those being offered by the Company as the Holders may request.  Upon the written request of a Holder, received by the Company no later than ten (10) days after receipt by the Stockholder Designee of the notice sent by the Company, to register and offer, on the same terms and conditions as the securities otherwise being sold pursuant to such registration statement or prospectus supplement, any of the Holder’s Registrable Shares of the same class as those being offered (which request shall state the intended method of disposition thereof if the securities otherwise being sold are being sold by more than one method of disposition), the Company will cause such Registrable Shares as to which registration shall have been so requested to be included in the registration statement or prospectus supplement proposed to be filed by the Company on the same terms and conditions as the securities otherwise being sold pursuant to such registration statement or prospectus supplement (a “Piggyback Registration”); provided, however, that, notwithstanding the foregoing, the Company may at any time, in its sole discretion, without the consent of the Holders, delay or abandon the proposed offering in which the Holders had requested to participate pursuant to this Section 4(a) or cease the filing (or obtaining or maintaining the effectiveness) of or withdraw the related registration statement or prospectus supplement or other governmental approvals, registrations or qualifications.  In such event, the Company shall so notify the Stockholder Designee and the Company shall incur no liability to the Stockholders for its failure to complete any such offering.

(b)If a Piggyback Registration is initiated, and the managing underwriter advises the Company that in its reasonable opinion the number of equity securities requested to be included in such registration exceeds the number that can be sold in such offering without having a material adverse effect on the price or success of the offering, then the Company shall include in such registration statement or prospectus supplement the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the equity securities the Company proposes to sell, (ii) second, to the Holders and any other shareholder of the Company with piggyback registration rights entitling it to include shares of Company Common Stock, and (iii) third, among management of the Company and other security holders of the Company not entitled to piggyback registration rights, pro rata among each of the foregoing on the basis of the percentage of the then outstanding shares requested to be registered by them.

(c)The Company may, by notice in writing to the Holders (a “Suspension Notice”), postpone the filing or effectiveness of any registration requested pursuant to this Section 4 (including any post-effective amendments thereto), or otherwise suspend the registration rights of the Holders and/or require the Holders to suspend use of any resale prospectus for any period of time determined by the Company if there shall occur a Material Disclosure Event (as defined below) (such period, a “Suspension Period”). The Holders agree that, upon receipt of a Suspension Notice, the Holders will forthwith discontinue any public sale or distribution of Registrable Shares until the earlier of (i) the expiration of the Suspension Period and (ii) the Holders receipt of a notice from the Company to the effect that such suspension has terminated.  The Company covenants and agrees that it will not deliver a Suspension Notice with respect to a Suspension Period unless the Company’s employees, officers and directors are also prohibited by the Company for the duration of such Suspension Period from effecting any public sales of shares of Company Common Stock beneficially owned by them.  In the event of a Suspension Notice, the Company shall, promptly after such time as the related Material Disclosure Event no longer exists, provide notice to the Holders that the Suspension Period has ended, and take any and all actions necessary or desirable to give effect to the Holder’s rights under this Section 4 that may have been affected by such notice.  Notwithstanding the foregoing, each Suspension Period shall not exceed a period of forty-five (45) days, and there shall be no more than two (2) such Suspension Periods in any 12-month period.

(d)All expenses, other than Selling Expenses (as defined below), incurred in connection with registrations, filings or qualifications pursuant to this Section 4 with the SEC and Financial Industry Regulatory Authority, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company.  All Selling Expenses shall be borne by the participating Holders; or if there are other selling shareholders with shares being registered pursuant to such registration statement, then pro rata by the selling shareholders based on the number of shares sold by such selling shareholder in the offering.

(e)For purposes of this Section 4,

(i)“Material Disclosure Event” means, as of any date of determination, any public disclosure of material non-public information that, in the good faith judgment of the Board (A) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement or report would not be materially misleading; (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement or report; and (C) the Company has a bona fide business purpose for not disclosing publicly.

(ii)“Registrable Shares” means the Issued Shares, including, without limitation, any shares of Company Common Stock paid, issued or distributed in respect of any such shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding shares of Company Common Stock otherwise acquired after the date hereof, including in the open market before or after the date hereof, provided, however, that the Issued Shares will cease to be “Registrable Shares” (A) after such shares have been sold pursuant to an effective registration statement or in compliance with Rule 144, (B) when the remaining Issued Shares held by a Holder could, in the opinion of counsel reasonably satisfactory to Company, be sold by such Holder in a single transaction under Rule 144 (or a successor provision) or (C) upon such time as the registration statement registering the resale of the Registrable Shares has been effective for twenty four (24) months following the Restricted Period (regardless of whether such months are consecutive).

(iii)“Selling Expenses” means the fees and disbursements of counsel for the Holders (and, for the avoidance of doubt, underwriting discounts or commissions with respect to the Registrable Shares sold pursuant to such registration).

(f)With a view to making available to the Holders the benefits of Rule 144, during the term of this Agreement, the Company covenants that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 with respect to resales of the Issued Shares under the Securities Act, at all times, to the extent required from time to time to enable the Holders to resell such shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 (if available with respect to resales of such shares), as such rule may be amended from time to time, or (B) any other rules or regulations now existing or hereafter adopted by the SEC.

(g)To the extent permitted by applicable Law, the Company will indemnify and hold harmless the Holders against any Losses arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, any amendments or supplements thereto, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, any state securities law, or any rule or regulation thereunder applicable to the Company, in each case, in connection with this Section 4, and the Company will pay to the Holders any legal or other reasonable and documented expenses incurred thereby in connection with investigating or defending any claim or proceeding from which such Losses may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 4 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable to the Holders for any Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Holders expressly for use in connection with such registration.

(h)Promptly after receipt by a Holder of notice of the commencement of any action

(including any governmental action) for which such Holder may be entitled to indemnification hereunder, such Holder will, if a claim in respect thereof is to be made against the Company under this Section 4, give the Company notice of the commencement thereof.  The Company shall have the right to participate in such action and, to the extent the Company so desires, to assume the defense thereof with counsel reasonably satisfactory to the Holder; provided, however, that such Holder shall have the right to retain one separate counsel, with the reasonable and documented fees and expenses to be paid by the Company, if (i) such Holder reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to the Company, (ii) such Holder and the Company shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such Holder, representation of such Holder by the counsel retained by the Company would be inappropriate due to an actual or potential conflict of interest between such Holder and the Company in such proceeding.  The failure to give notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Holders under this Section 4, unless and only to the extent that such failure materially prejudices the Company’s ability to defend such action.  Notwithstanding the foregoing, the failure to give notice to the Company will not relieve it of any liability that it may have to the Holder otherwise than under this Section 4. The Company shall not, without the prior written consent of the applicable Holder(s), effect any settlement of any claim or pending or threatened proceeding in respect of which such Holder(s) is or could have been a party and indemnity could have been sought hereunder by such Holder(s), unless such settlement includes an unconditional release of such Holder(s) from all liability arising out of such claim or proceeding.

(i)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which contribution under the Securities Act may be required on the part of a Holder, then such Holder will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which it may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the Company and such Holder shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the Company or by such Holder and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) such Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.Representations and Warranties.

(a)The Company represents and warrants to the Stockholders that (i) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming this Agreement is duly and validly executed and delivered by the Stockholders, constitutes a valid and binding obligation and agreement of the Company, enforceable against the

Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(b)Each Stockholder represents and warrants to the Company that (i) the Stockholder has the power and authority to execute this Agreement and to bind it thereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Stockholder, and, assuming this Agreement is duly and validly executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (iii) the execution, delivery and performance of this Agreement by the Stockholder does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Stockholder or (B) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Stockholder is a party or by which it is bound.

6.Termination.  This Agreement shall terminate on the later of (a) the expiration of the Restricted Period and (b) the date on which no Holder holds any Registrable Shares; provided, that paragraphs (g), (h) and (i) of Section 4, this Section 6 and Sections 8 – 16 shall survive for any sales of Registrable Shares prior to such date.

7.Further Assurance.  Each Party shall sign such further documents, cause such meetings to be held, resolutions passed, exercise its votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement.

8.Specific Performance.  The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Each Party acknowledges and agrees that the rights to an injunction, specific performance or other equitable remedy contemplated herein are an integral part of the transactions contemplated by this Agreement and without such right, neither of the Parties would have entered into this Agreement.

9.Expenses; Liability.  Except as expressly set forth herein, each Party shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to any regular or special meeting of the Company.

10.Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

11.Notices.  All notices, requests, instructions or other documents to be given hereunder by either Party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by email or overnight courier:

If to the Company:

Golden Entertainment, Inc.
6595 S. Jones Boulevard
Las Vegas, Nevada 89118
Attention:  Sean Higgins
Email: shiggins@goldenent.com

with a copy to:

Latham & Watkins LLP
10250 Constellation Blvd. Suite 1100

Los Angeles, CA 90067

Attention: Steven Stokdyk and Jason Morelli

E-mail: steven.stokdyk@lw.com and jason.morelli@lw.com

If to the Stockholders: As set forth on Exhibit A hereto.

with a copy to:

Holland & Hart LLP
5441 Kietzke Lane, Suite 200

Reno, NV  89511

Attention: David Garcia and James Newman
Email: dgarcia@hollandhart.com and jnewman@hollandhart.com

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.  Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving Party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission, if sent by email (provided, that, if given by email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

12.Governing Law and Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402). Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement exclusively in the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, of the City of New York, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of New York and of the United States of America; provided, that, each such Party’s consent to jurisdiction and service contained in this Section 12 is solely for the purpose referred to in this Section 12 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

13.WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY HEREBY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.

14.Counterparts; Headings.  This Agreement may be executed in two (2) or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile). The section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

15.Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Defined Terms.

(a)This Agreement, the MIPA (including any exhibits and schedules thereto and the Disclosure Schedules) and the documents, instruments and other agreements among the Parties contemplated hereby or thereby or referred to herein or therein, including each Transaction Agreement, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof.

(b)No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Stockholders and the Company. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Time is of the essence in the performance of this Agreement. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to the Stockholders, the prior written consent of the Company, and with respect to the Company, the prior written consent of the Stockholders. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other Persons, except that the Holders (other than the Stockholders) shall be third party beneficiaries of the provisions of Section 4.

(d)Capitalized terms used herein but not defined herein will have the meanings given to them in the MIPA.

16.Interpretation.  Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each Party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

THE COMPANY:

GOLDEN ENTERTAINMENT, INC.

By:_/s/ Charles H. Protell__________________

Name: Charles H. Protell

Title: CFO

THE STOCKHOLDERS:

THE WELLS FAMILY 2001 TRUST

dated June 21, 2001

By:_/s/ Gregory K. Wells____________

Name:Gregory K. Wells

Title:Co-Trustee

By:_/s/ Michelle K. Wells___________

Name:Michelle K. Wells

Title:Co-Trustee

THE WOODHEAD FAMILY 1999 TRUST

dated December 10, 1999

By: _/s/ Matthew E. Woodhead_______

Name:Matthew E. Woodhead

Title:Co-Trustee

By: _/s/ Kari R. Woodhead____________

Name:Kari R. Woodhead

Title:Co-Trustee

THE LYNDY MARNELL 2003 TRUST

DTD 08/11/2003

By:_/s/ Lyndy Marnell________________

Name:Lyndy Marnell

Title: Trustee

_/s/ Jeffrey C. Pfeiffer_______________

Jeffrey C. Pfeiffer

REHM FAMILY LIVING TRUST

U/A/D 9/18/1996

By: _/s/ Cary A. Rehm_____________

Name:Cary A. Rehm

Title: Co-Trustee

By: _/s/ Donna M. Rehm____________

Name:Donna M. Rehm

Title: Co-Trustee

THE AM3 2012 TRUST

dated December 28, 2012

By: _/s/ Anthony A. Marnell III______

Name:Anthony A. Marnell III

Title: Co-Trustee

By: __/s/ Matthew E. Woodhead_____

Name:Matthew E. Woodhead

Title: Co-Trustee

THE ALISA ANN MARNELL 1994 TRUST

dated December 29, 1994

By: _/s/ Anthony A. Marnell III_______

Name:Anthony A. Marnell III

Title: Trustee

EXHIBIT A

Stockholder Contact Information

Stockholder Name & Address
The Woodhead Family 1999 Trust dated December 10, 1999 (Matthew E. Woodhead and Kari R. Woodhead, Co-Trustees) #### ########## ####, ####, ## #####
The Wells Family 2001 Trust dated June 21, 2001 (Gregory K. Wells and Michelle K. Wells, Co-Trustees) #### ######### ###, #########, ## #####
Jeffrey C. Pfeiffer ##### ### ######### ###, ### ####, ## #####
Rehm Family Living Trust U/A/D 9/18/1996 (Cary Alan Rehm and Donna Marie Rehm, Co-Trustees) ##### ##### ##### ###, ### ####, ## #####
Designated Stockholder Name & Address
The AM3 2012 Trust dated December 28, 2012 (Anthony A. Marnell III and Matthew E. Woodhead, Co-Trustees) ### ### ####### ###, ### #####, ## #####
The Alisa Ann Marnell 1994 Trust dated December 29, 1994 (Anthony A. Marnell III, Trustee) ### ### ####### ###, ### #####, ## #####
The Lyndy Marnell 2003 Trust DTD 08/11/2003 (Lyndy Marnell, Trustee) ## ####### ##### ###### ### #####, ## #####